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                                                                    EXHIBIT 99.2

                          STAR TELECOMMUNICATIONS, INC.

           PROXY FOR THE STAR TELECOMMUNICATIONS, INC. SPECIAL MEETING
                  OF STOCKHOLDERS TO BE HELD ON _________, 2000

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                        OF STAR TELECOMMUNICATIONS, INC.

         The board of directors of STAR recommends that you vote FOR the following proposals:

[X] Please mark votes as in this example.

1. Approval of the adoption of the Agreement and Plan of Merger, dated as of February 11, 2000, as amended June 7, 2000, between World Access, Inc., STI Merger Co. (a wholly-owned subsidiary of World Access), and STAR, and the transactions contemplated thereby pursuant to which STAR will merge into World Access.

           FOR  [ ]             AGAINST  [ ]           ABSTAIN [ ]

2. Approval of the adoption of the Asset Purchase Agreement, dated as of June 6, 2000, among STAR, PT-1 Communications, Inc. and Counsel Communications LLC.

           FOR  [ ]             AGAINST  [ ]           ABSTAIN [ ]

         The undersigned appoints Christopher E. Edgecomb and Mary A. Casey, and each of them, with full power of substitution, the proxies and attorneys of the undersigned, to vote as specified herein at the Special Meeting of Stockholders of STAR to be held on _________, 2000 at 11:00 a.m. local time, and at any adjournments or postponements thereof, with all powers (other than the power to revoke the proxy or vote the proxy in a manner not authorized by the executed form of proxy) that the undersigned would have if personally present at the STAR Special Meeting, to act in their discretion upon any other matter or matters that may properly be brought before the STAR Special Meeting and to appear and vote all the shares of STAR stock that the undersigned may be entitled to vote. The undersigned hereby acknowledges receipt of the accompanying joint proxy statement/prospectus and hereby revokes any proxy or proxies heretofore given by the undersigned relating to the STAR Special Meeting.

         UNLESS OTHERWISE MARKED, THIS PROXY WILL BE VOTED AS IF MARKED "FOR" THE FOREGOING PROPOSALS.


                                    --------------------------------------------
                                    Signature


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                                    --------------------------------------------
                                    Signature if jointly held

                                    Dated:
                                           -------------------------------------

                                    PLEASE DATE AND SIGN AS NAME APPEARS HEREIN.
                                    WHEN SIGNING AS EXECUTOR, ADMINISTRATOR,
                                    TRUSTEE, GUARDIAN OR ATTORNEY, PLEASE GIVE
                                    FULL TITLE AS SUCH. IF A CORPORATION, PLEASE
                                    SIGN IN FULL CORPORATE NAME BY PRESIDENT OR
                                    OTHER AUTHORIZED CORPORATE OFFICER. IF A
                                    PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME
                                    BY AUTHORIZED PERSON. JOINT OWNERS SHOULD
                                    EACH SIGN.